LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

(Including the Associated Rights to Purchase Preferred Stock)

of

Fargo Electronics, Inc.

Pursuant to the Offer to Purchase dated August 3, 2001

by

Rushmore Acquisition Corp.

a wholly-owned subsidiary of

Zebra Technologies Corporation

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY
  TIME, ON THURSDAY AUGUST 30, 2001 UNLESS THE OFFER IS EXTENDED

The Depositary for the Offer is:

Mellon Investor Services LLC

By Hand: Mellon Investor Services LLC 120 Broadway 13th Floor New York, NY 10271 Attn: Reorganization Dept.	By First Class or Express Mail: Mellon Investor Services LLC P.O. Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Dept.	By Overnight: Mellon Investor Services LLC 85 Challenger Road Mail Drop-Reorg Ridgefield Park, NJ 07660 Attention: Reorganization

    Your bank or broker can assist you in completing this Letter of Transmittal. The instructions enclosed with this Letter of Transmittal must be followed and should be read carefully. Questions and requests for additional copies of the Offer to Purchase (as defined below) and this Letter of Transmittal may be directed to the Information Agent as indicated in Instruction 8.

    Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute valid delivery.

    This Letter of Transmittal is to be completed by stockholders if certificates for Shares (as defined below) are to be forwarded with this Letter of Transmittal or, unless an Agent's Message (as defined in Section 2 of the Offer to Purchase) is utilized, if tenders of Shares are to be made by book-entry transfer into the account of Mellon Investor Services LLC as Depositary (the "Depositary") at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 2 of the Offer to Purchase. Stockholders who tender Shares by book-entry transfer are referred to as "Book-Entry Stockholders." Holders of Shares whose certificates for those Shares (the "Stock Certificates") are not immediately available or who cannot deliver their Stock Certificates and all other required documents to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase. See Instruction 2.

Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(s) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Stock Certificate(s) and Share(s) Tendered (Attach additional signed list if necessary)

	Stock Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares

*
Need not be completed by Book-Entry Stockholders.
**
Unless otherwise indicated, all Shares represented by certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

/
/  Check here if Shares are being tendered by book-entry transfer made to the Depositary's account with the Book-Entry Transfer Facility and complete the following (only participants in the Book-Entry Transfer Facility may deliver Shares by book-entry transfer):

    Name of Tendering Institution__________________________________________________________________

    Account Number_____________________________________________________________________________

    Transaction Code Number_____________________________________________________________________

/
/  Check here if Shares are being tendered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

    Name(s) of Registered Holder(s)_______________________________________________________________

    Window Ticket Number (if any)___________________________________________________________________

    Date of Execution of Notice of Guaranteed Delivery______________________________________________

    Name of Institution that Guaranteed Delivery______________________________________________________

    If delivered by book-entry transfer:
    Book-Entry Transfer Facility Account Number:_______________________________________________________

    Transaction Code Number:________________________________________________________________________

Note: Signatures Must Be Provided Below
Please Read the Accompanying Instructions Carefully

Ladies and Gentlemen:

    The undersigned hereby tenders to Rushmore Acquisition Corp., a Delaware corporation ("Merger Sub"), the above-described shares of common stock, including the associated rights to purchase preferred stock (collectively, the "Shares"), of Fargo Electronics, Inc., a Delaware corporation ("Fargo"), at a purchase price of $7.25 per Share, net to the seller in cash, without any interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 3, 2001 and any amendments or supplements thereto (the "Offer to Purchase"), and in this Letter of Transmittal (which together with the offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged. The undersigned understands that Merger Sub reserves the right, with the written consent of Fargo, to transfer or assign, in whole or from time to time in part, the right to purchase all or any portion of the Shares tendered pursuant to the Offer.

    Subject to, and effective upon, acceptance for payment for the Shares tendered with this Letter of Transmittal in accordance with the terms and conditions of the Offer, the undersigned sells, assigns and transfers to, or upon the order of, Merger Sub all right, title and interest in and to all of the Shares that are being tendered by this Letter of Transmittal and any and all noncash dividends, distributions (including additional Shares) and rights declared, paid or issued with respect to the tendered Shares on or after August 3, 2001 and payable or distributable to the undersigned on a date before the transfer to the name of Merger Sub or a nominee or transferee of Merger Sub on Fargo's stock transfer records of the Shares tendered with this Letter of Transmittal (collectively, "Distributions"). The undersigned appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the Shares tendered by this Letter of Transmittal (and all Distributions) with full power of substitution (this power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates evidencing such shares ("Stock Certificates") (and all Distributions) or transfer ownership of such Shares (and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together in either case with appropriate evidence of transfer and authenticity, to the Depositary for the account of Merger Sub, (b) present such Shares (and all Distributions) for transfer on the books of Fargo, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

    The undersigned irrevocably appoints designees of Merger Sub as the stockholder's proxy, each with full power of substitution to the full extent of the stockholder's rights with respect to the Shares tendered by the stockholder and accepted for payment by Merger Sub and with respect to all Distributions. This appointment will be effective when, and only to the extent that, Merger Sub accepts such Shares for payment. Upon acceptance for payment, all prior proxies given by the stockholder with respect to such Shares (and, if applicable, other shares and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consents executed (and if given or executed, will not be deemed effective). The designees of Merger Sub will be empowered to exercise all voting and other rights of the stockholder as they in their sole discretion may deem proper at any annual or special meeting of Fargo's stockholders or any adjournment or postponement, by written consent in lieu of a meeting or otherwise. Merger Sub reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Merger Sub's payment for such Shares, Merger Sub must be able to exercise full voting rights with respect to such Shares.

    The undersigned represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered by this Letter of Transmittal (and all Distributions) and (b) when such Shares are accepted for payment by Merger Sub, Merger Sub will acquire good, marketable and unencumbered title to such Shares (and all Distributions), free and clear of all liens, restrictions, charges and encumbrances, and the Shares will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Merger Sub to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered by this Letter of Transmittal (and all Distributions). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Merger Sub any and all Distributions in respect of the Shares tendered by this Letter of Transmittal, accompanied by appropriate documentation of transfer, and pending remittance or appropriate assurance of remittance, Merger Sub will be, subject to applicable law, entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price or deduct from the purchase price the amount or value of such Distribution, as determined by Merger Sub in its sole discretion.

    All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the undersigned.

    Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date and, unless previously accepted for payment by Merger Sub pursuant to the Offer, may also be withdrawn at any time after October 1, 2001. See Section 3 of the Offer to Purchase.

    The undersigned understands that tenders of Shares pursuant to any of the procedures described in Section 2 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Merger Sub upon the terms and subject to the conditions set forth in the Offer, including the undersigned's representations that the undersigned owns the Shares being tendered.

    Unless otherwise indicated in this Letter of Transmittal under "Special Payment Instructions," please mail the check for the purchase price and issue or return any certificate(s) for Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated in this Letter of Transmittal under "Special Delivery Instructions," please mail the check for the purchase price of all Shares purchased and all Stock Certificates evidencing Shares not tendered or not purchased (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Shares Tendered." If both the Special Delivery Instructions and Special Payment Instructions are completed, please issue the check for the purchase price and issue or return any certificate(s) for Shares not tendered or accepted for payment in the name of, and deliver the check and/or certificate to, the person or persons so indicated. Unless otherwise indicated in this Letter of Transmittal under "Special Payment Instructions," please credit any Shares tendered hereby and delivered by book-entry transfer, but which are not purchased, by crediting the account at the Book-Entry Transfer Facility. The undersigned recognizes that Merger Sub has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name(s) of the registered holder(s) of the Shares if Merger Sub does not accept for payment any of the Shares so tendered.

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

      To be completed ONLY if certificate(s) for Shares not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be issued in the name of someone other than the undersigned.

  Issue / / check / / certificate(s) to:

Name
(Please Print)
Address

(Include Zip Code)

(Tax Identification or Social Security No.) (See Substitute Form W-9 included herein)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

      To be completed ONLY if certificate(s) for Shares not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown above.

  Mail / / check / / certificate(s) to:

Name
(Please Print)
Address

(Include Zip Code)

(Tax Identification or Social Security No.) (See Substitute Form W-9 included herein)

  IMPORTANT

  SIGN HERE AND COMPLETE
  SUBSTITUTE FORM W-9 INCLUDED IN THIS LETTER OF TRANSMITTAL

(Signature(s) of Holder(s))

Dated:                         , 2001

    (Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Name(s)

(Please Type or Print)
Capacity	(full title)

Address

(Include Zip Code)
Area Code and Telephone No.

Tax Identification or Social Security Nos.

(PLEASE ALSO COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

Guarantee of Signature(s)

(See Instructions 1 and 5)

Authorized Signature

Name
(Please Type or Print)
Title

Name of Firm

Address

Dated:
, 2001

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

    1.  Guarantee of Signatures.  No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Shares), unless the holder has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" included herein or (ii) if the Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Security Transfer Agent's Medallion Program, The New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each referred to as an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

    2.  Delivery of Letter of Transmittal and Certificates.  This Letter of Transmittal is to be completed either if Stock Certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth in Section 2 of the Offer to Purchase. Stock Certificates evidencing all physically tendered shares, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of the Shares into the Depositary's account at the Book-Entry Transfer Facility of all shares delivered by book-entry transfer, as well as this Letter of Transmittal (or a facsimile of it), properly completed and duly executed, with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein before the Expiration Date. Stockholders whose Stock Certificates are not immediately available, or who cannot deliver their Stock Certificates and all other required documents to the Depositary before the Expiration Date, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase. Pursuant to that procedure: (i) the tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Merger Sub (with any required signature guarantees) must be received by the Depositary before the Expiration Date; and (iii) the Stock Certificates (or a Book-Entry Confirmation) representing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile of it), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) Nasdaq National Market trading days after the date of execution of the Notice of Guaranteed Delivery.

    The method of delivery of Stock Certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

    No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their Shares for payment.

    3.  Inadequate Space.  If the space provided in this Letter of Transmittal is inadequate, the Stock Certificate numbers and/or the number of Shares evidenced by such Stock Certificates and the number of Shares tendered should be listed on a separate signed schedule attached to this Letter of Transmittal.

    4.  Partial Tenders.  (Not Applicable to Book-Entry-Stockholders.) If fewer than all the Shares evidenced by any Stock Certificate delivered to the Depositary are to be tendered hereby, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In these cases, new Stock Certificates for the Shares that were evidenced by your old Stock Certificates, but were not tendered by you, will be sent to you, unless otherwise provided in the box entitled "Special Delivery Instructions" on this Letter of Transmittal, as soon as practicable after the purchase of Shares pursuant to the Offer. All Shares represented by Stock Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

    5.  Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Stock Certificates without alteration, enlargement or any change whatsoever.

    If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any of the tendered Shares are registered in different names on several Stock Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

    If this Letter of Transmittal or any Stock Certificate or stock power is signed by a trustee, executor, administrator, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Merger Sub of the person's authority so to act must be submitted.

    When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Stock Certificates or separate stock powers are required unless payment of the purchase price for Shares is to be made to or certificates for Shares not tendered or purchased are to be issued in the name of a person other than the registered holder(s). Signatures on those Stock Certificates or stock powers must then be guaranteed by an Eligible Institution.

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Stock Certificate(s) listed, the Stock Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Stock Certificate(s). Signatures on those Stock Certificate(s) or stock powers must be guaranteed by an Eligible Institution.

    6.  Stock Transfer Taxes.  Except as provided in this Instruction 6, Merger Sub will pay any stock transfer taxes with respect to the transfer and sale of the purchased Shares pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted hereby and if applicable) if certificates for Shares not tendered or purchased are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of stock transfer taxes (whether imposed on the registered holder or that person) payable on account of the transfer to the person will be deducted from the purchase price if satisfactory evidence of the payment of those taxes, or exemption from them, is not submitted. Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Stock Certificate(s) evidencing Shares tendered hereby.

    7.  Special Payment and Delivery Instructions.  If a check is to be issued in the name of, and/or Stock Certificates for Shares not tendered or not accepted for payment are to be issued or returned to, a person other than person(s) signing this Letter of Transmittal, or if a check and/or Stock Certificates are to be mailed to a person other than person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal should be completed.

    8.  Questions and Requests for Assistance or Additional Copies.  Questions or requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may also be obtained from the Information Agent or brokers, dealers, commercial banks or trust companies.

    9.  Waiver of Conditions.  The conditions of the Offer may be waived by Merger Sub in whole or in part at any time and from time to time in its sole discretion. See Section 1 of the Offer to Purchase.

    10.  Substitute Form W-9.  Each tendering stockholder generally is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN"), generally the stockholder's social security or federal employer identification number, on Substitute Form W-9 contained herein. Failure to provide the information on the form may subject the tendering stockholder to 31% (30.5% for payments made after August 6, 2001) federal income tax withholding on the payment of the purchase price for Shares. The box in Part I of the Substitute Form W-9 may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part I is checked and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31% (30.5% for payments made after August 6, 2001) of any purchase price payment made thereafter for Shares before a TIN is provided to the Depositary.

PAYER'S NAME: Mellon Investor Services LLC, as Depositary Agent

SUBSTITUTE FORM W-9
PART I—Taxpayer Identification Number (TIN)
Department of the Treasury, Please enter your correct number in the appropriate box below. NOTE: If the account is more Internal Revenue Service than one name, see the chart on the enclosed form, "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," for guidance on which number to enter.
Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number and Certification	Social Security Number Or Employer Identification Number
____________________ ____________________________
If you do not have a TIN, see the instructions "Obtaining a Number" on the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," and check the box below.
/ / TIN Applied For

PART II—For Payees Exempt from Backup Withholding (see "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9")

PART III Certification—Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2).
Name_____________________________________________________________________________________
(Please Print) (If multiple holders or you have changed your name, see "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9")
Signature	Date

NOTE:  FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% (30.5% FOR PAYMENTS MADE AFTER AUGUST 6, 2001) OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

    Under U.S. federal income tax law, a tendering stockholder whose tendered Shares are accepted for purchase generally is required by law to provide the Depositary (as payer) with the stockholder's correct TIN on Substitute Form W-9 contained herein. If the stockholder is an individual, the TIN is the stockholder's social security number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to any stockholder with respect to Shares pursuant to the Offer may be subject to backup withholding. If a stockholder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a $500 penalty may also be imposed by the IRS.

    Certain stockholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. These statements can be obtained from the Depositary. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions. Other exempt holders should furnish their TIN on Substitute W-9, write "Exempt" in Part II of that form, and sign and date the Substitute Form W-9.

    If backup withholding applies, the Depositary is required to withhold 31% (30.5% for payments made after August 6, 2001) of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

    To prevent backup withholding on payments of the purchase price for Shares, each tendering stockholder generally is required to notify the Depositary of his or her correct TIN by completing the Substitute Form W-9 contained herein, certifying that the TIN provided on Substitute Form W-9 is correct (or that the stockholder is awaiting a TIN) and that the stockholder is not subject to backup withholding.

What Number to Give the Depositary

    The stockholder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record holder of the Shares tendered hereby. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

    Important: If a stockholder desires to accept the Offer, this Letter of Transmittal (or a facsimile of it), together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and all other required documents, must be received by the Depositary before the Expiration Date and either Stock Certificates must be received by the Depository or Shares must be delivered pursuant to the procedures for book-entry transfer, in each case before the Expiration Date.

The Information Agent for the Offer is:

Mellon Investor Services LLC
44 Wall Street, 7th Floor
New York, New York 10005
Call Toll Free: 800-261-8056

The Dealer Manager for the Offer is:

U.S. Bancorp Piper Jaffray
800 Nicollet Mall J1012005
Minneapolis, Minnesota 55402-7020
Call Toll Free: 800-333-6000